                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE
CONTACT:
Nancy Christopherson
Velocity Express, Inc.
(713) 867-5080
nchristopherson@velocityexp.com

          UNITED SHIPPING & TECHNOLOGY, INC. PURSUES PRIVATE PLACEMENT

MINNEAPOLIS, MN - FEBRUARY 16, 2001 - Peter Lytle, Chairman of United Shipping &
Technology, Inc., (US&T; Nasdaq: USHP) today announced that the Company is pursuing a private placement of up to $15.0 million of its equity securities for the purpose of increasing its working capital. The securities will consist of convertible preferred stock having terms substantially similar to previous series sold by the Company. The price is to be determined. The securities will be offered and sold only to persons who are accredited investors under
Regulation D of the Securities and Exchange Commission in the Securities Act of
1933, and have not been registered under that act, and may not be offered or sold absent registration or an exemption from registration requirements. The
Company anticipates that a portion of the securities will be issued to TH
Lee.Putnam Internet Partners, LP. upon conversion of bridge notes issued in
January 2001.
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ABOUT UNITED SHIPPING & TECHNOLOGY
         US&T, through its subsidiary Velocity Express, Inc., is the largest nationally integrated supplier of same-day delivery and logistics services in
North America, providing customized transportation services to key Fortune 500 companies and others across several vertical industries including: financial institutions; healthcare; petrochemical; computers and electronics; and
e-commerce. Among the company's customers are Bank of America, McKesson
Corporation, BP Amoco, and Dow Chemical. The company offers customized delivery solutions for same-day, time-critical shipping through a network of approximately 9,500 employees and independent contractors, 8,500 vehicles and
200 facilities.

         US&T's mission is to grow market share by providing a higher level of service and logistical support to customers through the use of sophisticated and proprietary advanced technology, while at the same time bringing a new dimension to interactive commerce and information retrieval. For more information, visit the company's web site at www.u-s-t.com.

ABOUT VELOCITY EXPRESS
         Velocity Express provides the industry's most extensive array of delivery services, including on demand, scheduled, distribution, e-commerce delivery, supply chain management solutions, worldwide air courier/next available flight, warehousing and fulfillment, on-site services, fleet replacement and biomedical delivery. Velocity Express also offers customized third-party logistics and consulting services. For more information, visit the
Velocity Express web site at www.velocityexp.com.

THIS PRESS RELEASE INCLUDES CERTAIN "FORWARD-LOOKING STATEMENTS" FOR PURPOSES OF
THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995 THAT INVOLVES RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO
DIFFER MATERIALLY. SUCH STATEMENTS ARE BASED UPON, AMONG OTHER THINGS,
ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO, MANAGEMENT,
INCLUDING MANAGEMENT'S OWN KNOWLEDGE AND ASSESSMENT OF UNITED SHIPPING &
TECHNOLOGY'S INDUSTRY AND COMPETITION.
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